NEWS 1 www.facebook.com/ford www.medium.com/@ford www.twitter.com/ford www.instagram.com/ford Company Says Ford+ is Maximizing Value for Customers, Improving Business Resilience, Efficiency, Growth, Margins • Capital markets event today will feature updates from company leaders on Ford’s ambitious strategy, including KPIs and financial targets for three global business segments • Reports to include financial bridges to a company adjusted EBIT margin of 10% in 2026, and to similarly timed EBIT margin targets for Ford Blue, Ford Model e and Ford Pro • Company will announce new battery raw-material definitive agreements, strengthening Ford’s sourcing to produce two million EVs by the end of 2026 – and beyond • For full-year 2023, company maintains guidance of $9 billion to $11 billion in adjusted EBIT and about $6 billion in adjusted free cash flow DEARBORN, Mich., May 22, 2023 – Less than two quarters into full deployment, the teams behind the Ford+ growth plan’s new customer-centered business segments are redefining customer value, while at the same time reducing cyclicality, improving capital efficiency, and generating profitable growth and strong free cash flow. That’s the essential message of CEO Jim Farley, CFO John Lawler and other Ford leaders to hundreds of investors, analysts and others attending the company’s capital markets event today in-person and virtually. The program will be livestreamed, with supporting material, via shareholder.ford.com beginning at 8:00 a.m. Remote attendees are advised to register online by 7:45 a.m. Eastern Time. Replays of the presentations and Q&A will be at the same site starting later today. “The days of being all things to all people are over at Ford,” Farley said. “We’re developing and delivering connected, digital products that give customers tailored ownership experiences - opening up diverse revenue pools and unprecedented growth for us instead of jockeying for slivers of share with complex hardware in over-served vehicle categories.” Farley said that Ford is “competing differently” and placing “big bets” through each of its three, customer-centered business segments: • Ford Blue, with a portfolio of iconic gas-powered and hybrid vehicles, including exciting derivative versions of models like F-150 and Ranger trucks and Bronco SUVs, and a commitment to achieving high quality in every category • Ford Model e, a startup within Ford that’s rapidly developing innovative, updatable next- generation electric vehicles, as well as breakthrough digital platforms and software – such as the top-rated BlueCruise advanced driver-assistance technology – for adoption across all of the company’s products • And Ford Pro – what Farley calls Ford’s “secret weapon” – to help commercial customers lower the total cost of vehicle ownership and transform their enterprises with a leading lineup of specialized gas, hybrid and electric vehicles and increasing attach rates for productivity services, like prognostics and telematics.

2 Ford has fresh, in-demand products and ambitious objectives for profitable growth for each of the businesses, which are making decisions – including about how to allocate capital – based on the specific needs of their different customers. “We want to give customers services and experiences they can’t live without – including things we haven’t yet imagined,” said Farley. Farley and Lawler will be joined by Kumar Galhotra of Ford Blue; Doug Field and Lisa Drake of Ford Model e; and Ted Cannis of Ford Pro. Collectively, they’ll describe how the company is raising its standing with millions of longtime customers around the globe – and creating appeal with millions of new ones who are often younger, more diverse and haven’t previously considered Ford. Lawler will illustrate how Ford is raising its effectiveness in the value-creation areas the company first laid out when the Ford+ plan was introduced two years ago: • Improving product mix, anchored by highly regarded and popular nameplates • Leading in development and delivery of high-volume electric vehicles • Through Ford Pro, leveraging existing and emerging strengths into a comprehensive commercial business with an expanded addressable market, and • Revolutionizing experiences for all types of customers with connected vehicles, including software and services opportunities that, over time, will broaden sources of company revenue and make it more durable. “With the customer-centered business segments fully stood up, we’re taking giant leaps forward with big implications for how we compete and create value over the long haul,” Lawler said. For example, Ford Model e’s growth expectations include a production capacity run-rate of two million EVs by the end of 2026 and beyond. To that end, Drake today will announce Ford’s latest agreements for battery raw materials. Lawler will show bridges to a total company adjusted earnings before interest and taxes (EBIT) margin of 10% in 2026 – “a waypoint” to higher subsequent profitability. He’ll also provide walks to 2026 EBIT margin targets for Ford Blue (low double-digits) and Ford Pro (mid-teens), and by late 2026 for Ford Model e (8%). “With that kind of segment-level information, investors and others can track every quarter and assign value to the progress we’re making in transforming Ford and the industry,” he said. “It’s a transparency that they can’t get anywhere else today.” According to Lawler, disciplined capital allocation is fundamental to the Ford+ plan, made possible by tremendous flexibility from improving operations, free cash flow generation and a strong balance sheet. The company’s intentions, he said, remain to produce an adjusted return on invested capital of about 20% over the plan period and distribute 40% to 50% of adjusted free cash flow to shareholders through dividends and antidilutive share repurchases.

Over the last several years, Lawler said, capital uses have progressively shifted from restructuring global operations to funding growth, including investments in:

- Exciting new vehicle derivatives for Ford Blue
- Greater vertical integration of battery plants and raw materials, as well as a new distribution model, within Ford Model e, and
- For Ford Pro, all-new, industry-leading Super Duty trucks and e-Transit vans, plus capabilities in software and services that help customers raise their productivity.

Ford again reiterated its expectations for full-year 2023 adjusted EBIT of $9 billion to $11 billion and adjusted free cash flow of about $6 billion. The company continues to anticipate EBIT of about $7 billion for Ford Blue, up modestly from 2022, and approaching $6 billion for Ford Pro, nearly double last year, and a full-year loss of about $3 billion for the startup Ford Model e.

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About Ford Motor Company
Ford Motor Company (NYSE: F) is a global company based in Dearborn, Michigan, committed to helping build a better world, where every person is free to move and pursue their dreams. The company's Ford+ plan for growth and value creation combines existing strengths, new capabilities and always-on relationships with customers to enrich experiences for customers and deepen their loyalty. Ford develops and delivers innovative, must-have Ford trucks, sport utility vehicles, commercial vans and cars and Lincoln luxury vehicles, along with connected services. The company does that through three customer-centered business segments: Ford Blue, engineering iconic gas-powered and hybrid vehicles; Ford Model e, inventing breakthrough EVs along with embedded software that defines exceptional digital experiences for all customers; and Ford Pro, helping commercial customers transform and expand their businesses with vehicles and services tailored to their needs. Additionally, Ford is pursuing mobility solutions through Ford Next, and provides financial services through Ford Motor Credit Company. Ford employs about 174,000 people worldwide. More information about the company and its products and services is available at corporate.ford.com.

Contacts:

Media	Equity Investment Community	Fixed-Income Investment Community	Shareholder Inquiries
T.R. Reid	Lynn Antipas Tyson	Jessica Vila-Goulding	1.800.555.5259 or
1.313.319.6683	1.914.485.1150	1.313.248.3896	1.313.845.8540
treid22@ford.com	ltyson4@ford.com	jvila5@ford.com	stockinf@ford.com

Adjusted EBIT and Adjusted EBIT Margin are non-GAAP financial measures. Ford does not provide guidance on a net income or net income margin basis, the respective comparable GAAP measures. Ford's net income will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty, including gains and losses on pension and OPEB remeasurements.

Adjusted free cash flow is a non-GAAP financial measure. Ford does not provide guidance for net cash provided by/(used in) operating activities, the comparable GAAP measure. Ford's net cash provided by/(used in) operating activities will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty, including cash flows related to the Company's exposures to foreign currency exchange rates and certain commodity prices (separate from any related hedges), Ford Credit's operating cash flows, and cash flows related to special items, including separation payments, each of which individually or in the aggregate could have a significant impact to our net cash provided by/(used in) our operating activities.

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4 Cautionary Note on Forward-Looking Statements Statements included or incorporated by reference herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts, and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation: • Ford and Ford Credit’s financial condition and results of operations have been and may continue to be adversely affected by public health issues, including epidemics or pandemics such as COVID-19; • Ford is highly dependent on its suppliers to deliver components in accordance with Ford’s production schedule and specifications, and a shortage of or inability to acquire key components, such as semiconductors, or raw materials, such as lithium, cobalt, nickel, graphite, and manganese, can disrupt Ford’s production of vehicles; • To facilitate access to the raw materials necessary for the production of electric vehicles, Ford has entered into, and expects to continue to enter into, multi-year commitments to raw material suppliers that subject Ford to risks associated with lower future demand for such materials as well as costs that fluctuate and are difficult to accurately forecast; • Ford’s long-term competitiveness depends on the successful execution of Ford+; • Ford’s vehicles could be affected by defects that result in delays in new model launches, recall campaigns, or increased warranty costs; • Ford may not realize the anticipated benefits of existing or pending strategic alliances, joint ventures, acquisitions, divestitures, restructurings, or new business strategies; • Operational systems, security systems, vehicles, and services could be affected by cyber incidents, ransomware attacks, and other disruptions and impact Ford and Ford Credit as well as their suppliers and dealers; • Ford’s production, as well as Ford’s suppliers’ production, and/or the ability to deliver products to consumers could be disrupted by labor issues, natural or man-made disasters, adverse effects of climate change, financial distress, production difficulties, capacity limitations, or other factors; • Ford’s ability to maintain a competitive cost structure could be affected by labor or other constraints; • Ford’s ability to attract and retain talented, diverse, and highly skilled employees is critical to its success and competitiveness; • Ford’s new and existing products and digital, software, and physical services are subject to market acceptance and face significant competition from existing and new entrants in the automotive and digital and software services industries and its reputation may be harmed if it is unable to achieve the initiatives it has announced; • Ford’s results are dependent on sales of larger, more profitable vehicles, particularly in the United States; • With a global footprint, Ford’s results could be adversely affected by economic or geopolitical developments, including protectionist trade policies such as tariffs, or other events; • Industry sales volume can be volatile and could decline if there is a financial crisis, recession, or significant geopolitical event; • Ford may face increased price competition or a reduction in demand for its products resulting from industry excess capacity, currency fluctuations, competitive actions, or other factors; • Inflationary pressure and fluctuations in commodity and energy prices, foreign currency exchange rates, interest rates, and market value of Ford or Ford Credit’s investments, including marketable securities, can have a significant effect on results; • Ford and Ford Credit’s access to debt, securitization, or derivative markets around the world at competitive rates or in sufficient amounts could be affected by credit rating downgrades, market volatility, market disruption, regulatory requirements, or other factors;

5 • The impact of government incentives on Ford’s business could be significant, and Ford’s receipt of government incentives could be subject to reduction, termination, or clawback; • Ford Credit could experience higher-than-expected credit losses, lower-than-anticipated residual values, or higher-than-expected return volumes for leased vehicles; • Economic and demographic experience for pension and OPEB plans (e.g., discount rates or investment returns) could be worse than Ford has assumed; • Pension and other postretirement liabilities could adversely affect Ford’s liquidity and financial condition; • Ford and Ford Credit could experience unusual or significant litigation, governmental investigations, or adverse publicity arising out of alleged defects in products, services, perceived environmental impacts, or otherwise; • Ford may need to substantially modify its product plans and facilities to comply with safety, emissions, fuel economy, autonomous driving technology, environmental, and other regulations; • Ford and Ford Credit could be affected by the continued development of more stringent privacy, data use, and data protection laws and regulations as well as consumers’ heightened expectations to safeguard their personal information; and • Ford Credit could be subject to new or increased credit regulations, consumer protection regulations, or other regulations. We cannot be certain that any expectation, forecast, or assumption made in preparing forward-looking statements will prove accurate, or that any projection will be realized. It is to be expected that there may be differences between projected and actual results. Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events, or otherwise. For additional discussion, see “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, as updated by our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. .